                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:   (Date of Earliest Event Reported) MAY 14, 2003


                            PANHANDLE ROYALTY COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

OKLAHOMA                             0-9116                     73-1055775
-----------------------         ------------------          -------------------
(State of Incorporation)        (Commission File)            (I.R.S. Employer
                                     Number                 Identification No.)


GRAND CENTRE SUITE 210, 5400 NORTH GRAND BLVD., OKLAHOMA CITY, OK  73112
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                           (Address of principal executive offices)

Registrant's telephone number including area code:     (405) 948-1560
                                                  --------------------------

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                            Panhandle Royalty Company
                                    FORM 8-K
                                  May 14, 2003

ITEM 9.  REGULATION FD DISCLOSURE

                  This Form 8-K is filed pursuant to Item 12 and contains the Company's earnings release for the second quarter of fiscal 2003, which was released on May 14, 2003.

                  PANHANDLE ROYALTY COMPANY (NASDAQ-PANRA) reported the single highest quarterly revenue and earnings in its 77 year's of existence. For the fiscal second quarter ending March 31, 2003, revenue of $6,980,939 provided a net income of $2,320,674 or $1.10 per share after provision for income taxes. Revenues were an increase of 154% over last year's quarter, while record positive net income compared to a loss of $287,123. Net gas sales for the quarter were 1,005,376 mcf at an average price of $5.94 per mcf. Net oil sales for the quarter were 29,613 barrels at an average price of $32.21 per barrel. Gas volume and price were increases of 3.9% and 184% respectively. Oil volume was a decrease of 13.1%, while price increased 65.3% over the fiscal 2002 quarter.

                  Expenses for the quarter, before income taxes were $3,657,265, an increase of 16.4% over last year's quarter. Cash flow from operating activity was $2,827,889, an increase of 95.2% from last year's quarter. Total assets at $48,831,643, were an increase of 4.3% over last year's second quarter. Similarly, shareholders equity increased 20.4% to $19,672,912. A normal 7 cents per share dividend was paid during the quarter.

         H W PEACE II, COMPANY PRESIDENT AND CEO STATED:

                  "Excellent product price plus an increase in gas volume sales more than offset a decrease in oil volume. Price for natural gas was high due to a normal winter, decreased U.S. gas deliverability and a slight increase in demand reducing volumes in underground storage to the lowest level in decades at winters end.

                  At normal storage summer refill rates it appears we will enter the 2003 winter well below normal storage volume. This is currently supporting this spring's gas price in the $5.00/mcf range. The Iraq conflict, a Venezuelan oil workers strike and an uprising in Nigeria combined to reduce domestic oil supplies during the quarter. This was the primary reason for oil being over $30/bbl. These international affairs have mostly been resolved and it appears oil prices should return to $24 to $26/bbl at the well head."

                  "Higher prices, particularly for natural gas, are now beginning to create a steady increase in well proposals. This is increasingly true in areas where Panhandle has mineral ownership and/or leases. The majority of these new wells are in the deeper areas of the Anadarko basin for reservoirs in the 12,000' to 21,000' depth range. During the first half of fiscal 2003, Panhandle had a working interest in 60 well completions with an additional 34 drilling or testing and had approved participation in another 63 which should commence drilling this year."


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                            Panhandle Royalty Company
                                    FORM 8-K
                                  May 14, 2003

                  Additionally, there were 53 royalty interest only wells completed and 33 others either drilling or testing. Success rate for all completions was 84%. Cash revenue has not been received for 51 of these completions."

                  "Panhandle is utilizing all of its cash flow to participate in the drilling of wells on its favorably situated fee minerals and existing leasehold while continuing to reduce debt obtained in acquiring Wood Oil Company last fiscal year. Approximately 82% of current revenue is derived from natural gas sales. This should continue as most new wells where we have an interest, are being drilled for natural gas prone reservoirs. Should gas price continue in today's range, we expect a continually increasing number of well proposals during the second half of fiscal 2003."

                                                 THREE MONTHS ENDED MARCH 31, SIX MONTHS ENDED MARCH 31,

                                                2003             2002              2003             2002
                                            ------------     ------------      ------------     ------------
Revenues                                    $  6,980,939     $  2,745,824      $ 11,444,687     $  6,076,385
Income (Loss) Before Cumulative Effect
   of Accounting Change                     $  2,320,674     $   (287,123)     $  2,925,655     $   (363,979)
Cumulative Effect of Accounting Change,
Net of Taxes of $28,500 (1)                 $         --     $         --      $     46,500     $         --
Net Income (Loss)                           $  2,320,674     $   (287,123)     $  2,972,155     $   (363,979)

Average Shares Outstanding - Diluted           2,103,157        2,066,441         2,100,543        2,066,441
Diluted Earnings (Loss) per Share:
Income before Cumulative Effect
   of Accounting Change                     $       1.10     $       (.14)     $       1.39     $       (.18)
Cumulative Effect
   of Accounting Change (1)                 $         --     $         --      $        .02     $         --
                                            ------------     ------------      ------------     ------------
Net Income                                  $       1.10     $       (.14)     $       1.41     $       (.18)
                                            ============     ============      ============     ============

Barrels Sold                                      29,613           34,092            57,222           66,440
Average Sales Price per Barrel              $      32.21     $      19.48      $      30.06     $      19.73
MCF Sold                                       1,005,376          967,146         1,956,911     $  2,015,794
Average Sales Price per MCF                 $       5.94     $       2.09      $       4.91     $       2.26


     (1) Represents the income effect of the adoption, on October 1, 2002, of SFAS No. 143, Accounting for Asset Retirement Obligations

Panhandle Royalty Company (NASDAQ-PANRA) is a publicly held diversified mineral holding company engaged in the acquisition, ownership, management and development of its fee minerals. It actively participates in the exploration, drilling, production and acquisition of hydrocarbons on internally and externally generated prospects. Its stock is traded on the NASDAQ small cap stock market under the symbol PANRA. The Company's office is located in Oklahoma City while its mineral holdings and production are situated in Oklahoma, New Mexico, Texas and 20 other states.


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                            Panhandle Royalty Company
                                    FORM 8-K
                                  May 14, 2003



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PANHANDLE ROYALTY COMPANY

                                              /s/ Michael C. Coffman
         DATE: May 14, 2003             Michael C. Coffman, Vice President
                                             Chief Financial Officer,
                                               Secretary & Treasurer